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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)         August 12, 2005
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                                Rapidtron, Inc.
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             (Exact name of registrant as specified in its charter)


          Nevada                         000-31713               88-0455472
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(State or other jurisdiction           (Commission             (IRS Employer
     of incorporation                  File Number)          Identification No.)


     3151 Airway Avenue, Costa Mesa, California           92626-4627
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       (Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code       (949) 798-0652
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          (Former name or former address, if changed since last report)

SECTION 1   REGISTRANT'S BUSINESS AND OPERATIONS

     ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On August 12, 2005, we entered into Amendment to 15% Secured Convertible Promissory Note Due March 31, 2005, with Oceanus Value Fund, L.P., holder of the 15% Secured Convertible Promissory Note, filed as Exhibit 10.4 to our Annual Report on Form 10-KSB for the period ended December 31, 2004. The following were the material amendments to the note:

     - The principal amount of the note was increased to $472,000, which represents the balance due under the original note, plus default interest and penalties, and the holder waived all defaults under the original note.

     -    The  interest  rate  was  reduced  from  15%  to  10%  per  annum.

     - The maturity date was changed from March 31, 2005, to October 31, 2005, or earlier if we enter into a definitive agreement with Axess AG, our principal supplier, that results in a change in control, in which event $236,000 will become due upon closing such transaction, $118,000 shall be due 90 days after the closing, and the remaining balance shall be due 180 days after the closing.

     - The conversion ratio in the event of a future default was increased to $0.16 per share.

     - We had previously issued 797,367 shares of common stock to holder under the conversion terms of the original note, and the holder must return to the company 75% of such shares (598,025 shares) upon our repayment of the entire balance of the note, as amended.

     - Upon execution of the amendment, we paid the holder $2,500 as reimbursement of attorney fees related to preparation of the amendment.


SECTION 9.  EXHIBITS.

     The  following  exhibits  are  included  as  part  of  this  report:

10.1 Amendment to 15% Secured Convertible Promissory Note Due March 31, 2005.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       RAPIDTRON, INC., a Nevada corporation


Date:  August 17, 2005                 By:  /s/ John Creel
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                                       John Creel,
                                       Chief Executive Officer


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